Exhibit 10.27

NINTH AMENDMENT TO THE

SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF COTTONWOOD RESIDENTIAL O.P., LP

This Ninth Amendment (this “Amendment”) to the Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of September 1, 2025 and is entered into by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors—SLP, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A to the Agreement. Capitalized terms used in this Amendment are defined as set forth in the Agreement.

WHEREAS, the General Partner and the Limited Partners have determined it to be in the best interest of the Partnership to amend the Agreement.

NOW, THEREFORE, in consideration of the preceding, the Agreement is hereby amended as follows:

1. The following definitions in Section 1 of the Agreement shall be deleted in their entirety:

“Exchange Date” means the date when all of the following have occurred: (i) the Limited Partner has held its Common Units for at least one year (including, if applicable, the amount of time such Limited Partner held the Preferred Units or LTIP Units which were converted into such Common Units), (ii) the REIT Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iii) the exchange does not result in a violation of the Shareholder Limitation. Notwithstanding the foregoing, any Common Units held by a Limited Partner immediately prior to the Partnership Mergers must also be held for at least one year after the date of the Partnership Mergers.

“Exchange Notice” means a Notice of Exercise of Exchange Right, substantially in the form set forth on Exhibit B.

“Exchange Right” has the meaning set forth in Section 9.4.1.

“Exchanging Partner” has the meaning set forth in Section 9.4.1.

“Specified Exchange Date” means the first business day of the month that is at least 60 days after the receipt by the General Partner of the Exchange Notice.

2. Section 1 of the Agreement is amended to add the following definitions:

“Redemption Date” shall mean the date when all of the following have occurred: (i) the Limited Partner has held its Common Units for at least one year (including, if applicable, the amount of time such Limited Partner held the Preferred Units or LTIP Units which were converted into such Common Units), (ii) the REIT Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iii) the redemption or exchange does not result in a violation of the Shareholder Limitation. Notwithstanding the foregoing, any Common Units held by a Limited Partner immediately prior to the Partnership Mergers must also be held for at least one year after the date of the Partnership Mergers.

“Redemption Notice” shall mean the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B.

“Redemption Right” shall have the meaning set forth in Section 9.4.1.

“Redeeming Partner” has the meaning set forth in Section 9.4.1.

“Response Notices” shall have the meaning set forth in Section 9.4.2.

“Specified Redemption Date” shall mean the first business day of the month that is at least 60 days after the receipt by the Partnership of the Redemption Notice.

3. All references in the Agreement to Exchange Date, Exchange Notice, Exchange Right, Exchanging Partner and Specified Exchange Date shall now refer to the Redemption Date, Redemption Notice, Redemption Right, Redeeming Partner and Specified Redemption Date, respectively.

4. Section 4.15 will be deleted in its entirety and replaced with the following:

4.15 The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated in Classes. Each such Class shall have the rights and obligations attributed to that Class under this Agreement; provided that the fees and expenses associated with the Classes of Partnership Units may be adjusted in accordance with the fees and expenses paid with the sale of the corresponding Class of REIT Shares sold. The Partnership shall have the following Classes:

4.15.1 Class A Units. The Class A Units shall be Partnership Units and shall represent the prior issuance of Partnership Units (other than the Class TX Units) consistent with the Class A REIT Shares. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class A Units consistent with the Class A REIT Shares.

4.15.2 The Class D Units. The Class D Units shall be Partnership Units except that a distribution fee shall be payable equal to 0.25% per annum on the Share NAV of the Class D Units consistent with the Class D REIT Shares.

4.15.3 The Class I Units. The Class I Units shall be Partnership Units. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class I Units consistent with the Class I REIT Shares.

4.15.4 The Class T Units. The Class T Units shall be Partnership Units except that a distribution fee shall be payable equal to 0.85% per annum of the Share NAV of the Class T Units. In addition, the Class T REIT Shares shall be issued subject to a 3% selling commission and a 0.5% dealer manager fee that is payable by the Partner.

4.15.5 The Class TX Units. The Class TX Units shall be Partnership Units and shall represent the prior issuance of Partnership Units (other than Class A Units) consistent with the Class TX REIT Shares. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class TX Units consistent with the Class TX REIT Shares.”

4.15.6 In the event that the Partnership issues OP Units in exchange for DST beneficial interests, then the fees indicated above shall apply except that no selling commission or dealer manager fees shall be charged on the issuance pursuant to the exchange.

4.15.7 In the event that the Partnership exercises the FMV Option pursuant to a DST Offering, the beneficial interest holders will be provided Class I Units unless a different OP Unit is designated pursuant to the DST Offering.

4.15.8 Each Class D or Class T Units issued in exchange for beneficial interests in a DST Offering shall automatically convert to Class I Units at the end of the month in which the Partnership’s transfer agent determines that the aggregate distribution fees exceed any cap established pursuant to the DST Offering; unless a Class D or Class T Unit is converted to an I Share, the distribution fee shall continue to be applicable.

4.15.9 In the event that a corresponding REIT Share is converted to a different class, the class of the corresponding Unit shall be converted at the same time.

5. The following shall be added as Section 9.4 of the Agreement:

9.4  Redemption Right.

9.4.1 Subject to the provisions in this Section 9.4 and the provisions of any agreements between the Partnership and one or more Common Limited Partners with respect to Common Units held by them, each Common Limited Partner shall have the right (the “Redemption Right”), beginning on the Redemption Date, to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Common Limited Partner for the applicable Cash Amount to be paid by the Partnership (with the Cash Amount determined 60 days after the receipt of the Redemption Notice for purposes of this Section 9.4), provided that such Common Units (or the LTIP Units from which they were converted) shall have been outstanding for at least one year. The Redemption Right shall be exercised pursuant to the delivery of a Redemption Notice to the Partnership (with a copy to the General Partner) by the Common Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if CCI elects to purchase the Common Units subject to the Redemption Notice pursuant to Section 9.4.2; and provided, further, that no Common Limited Partner may deliver more than two Redemption Notices during each calendar year. A Common Limited Partner may not exercise the Redemption Right for less than 1,000 Common Units or, if such Common Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Redemption Date.

9.4.2 Notwithstanding the provisions of Section 9.4.1, a Common Limited Partner that exercises the Redemption Right shall be deemed to have also offered to sell the Common Units described in the Redemption Notice to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 9.4.2 with respect to the Redemption Notice, it shall so notify (the “Response Notice”) the Redeeming Partner within five business days after the receipt by the General Partner of such Redemption Notice. The General Partner shall inform the Redeeming Partner whether it will deliver cash or REIT Shares on the Specified Redemption Date. Notwithstanding the above, in the event the General Partner will deliver REIT Shares it will indicate such election in the Response Notice and the Redeeming Partner shall have 30 days to irrevocably withdraw such redemption request. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Redeeming Partner pursuant to this Section 9.4.2, the General Partner shall have no obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Redemption Right in the manner described in the first sentence of this Section 9.4.2, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Common Units to the General Partner. In the event the General Partner is providing the REIT Shares Amount, the General Partner shall issue the same Class of REIT Shares in the redemption as the Class of OP Units that were redeemed.

9.4.3 Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right, including an assignment of the Common Units, and if the General Partner is relying upon the exemption from registration under the Securities Act provided by Regulation D promulgated under the Securities Act, or any successor rule, a document pursuant to which the Redeeming Partner makes a representation that it is an accredited investor; provided, however, that if the Redeeming Partner cannot make such representation, then the Redeeming Partner shall have no right to exercise its Redemption Right.

9.4.4 In case of any reclassification of the REIT Shares (including, but not limited to, any reclassification upon a consolidation or merger in which CCI is the continuing corporation) into securities other than REIT Shares, for purposes of Section 9.4.2, the General Partner may thereafter exercise its right to purchase Common Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of REIT Shares for which such Common Units could be purchased immediately prior to such reclassification.

9.4.5 Any REIT Shares issued to a Redeeming Partner upon the exercise by the General Partner of its right to purchase Common Units under Section 9.4.2, shall not be required to be registered under the Securities Act, unless subject to a separate agreement between the General Partner and the Redeeming Partner.

9.4.6 Notwithstanding the provisions of Section 9.4.1 and 9.4.2, a Common Limited Partner shall not be entitled to exercise the Redemption Right if such exercise would result in (i) any Person owning, directly or indirectly, shares of CCI in excess of the Shareholder Limitation (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons (determined without reference to any rules of attribution), (iii) CCI being “closely held” within the meaning of Section 856(h) of the Code, (iv) CCI owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, (v) a violation of the Securities Act either for the redemption or other securities offerings, (vi) the REIT Shares being required to be registered under the Securities Act, (vii) CCI no longer qualifying as a REIT under the Code or (viii) in the belief of the General Partner, the Partnership being treated as a “publicly traded partnership.” The General Partner, in its sole and absolute discretion, may waive any of the restrictions on redemption set forth in this Section 9.4.6.

9.4.7 Each Common Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Common Units, free and clear of any liens or the rights or interest of any other person or entity and covenants and agrees to deliver its Common Units free of any such items. Each Common Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Common Units and that it has obtained, and will obtain, the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender. The General Partner shall have no obligation to acquire Common Units (i) to the extent that any such Common Units are subject to any liens, encumbrances or the right or interest of any other person or entity or (ii) in the event that the Common Limited Partner shall fail to give the General Partner adequate assurances that such Common Units are not subject to any such liens, encumbrances or the right or interest of any other person or entity or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Common Units subject to a lien, encumbrance or right of another person or entity and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Common Limited Partner by the amount of the lien, encumbrance or right of any other person or entity. The Common Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Common Limited Partner’s Common Units which are subject to the Redemption Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other persons or entities. Each Common Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Common Units to the General Partner pursuant to the Redemption Right, such Common Limited Partner shall assume and pay such transfer tax.

9.4.8 Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 9.4 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to 180 days to the extent required for the General Partner to obtain additional funding to be used to make such payment of the Cash Amount by the issuance of additional REIT Shares or otherwise. Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the redemption to occur as quickly as reasonably possible.

9.4.9 Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Common Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each Common Limited Partner and each other Person that holds interests in the Partnership convertible for, or other instruments exercisable for, Common Units.

9.4.10 A fee may be charged in connection with an exercise of Redemption Rights pursuant to this Section 9.4 to cover the expenses of the Partnership or the General Partner.

9.4.11 The exercise of a Redemption Right by a Common Limited Partner will be subject to compliance with securities laws applicable to the redemption and therefore the Redemption Right may not be exercisable in the absence of an effective registration statement or an available exemption from registration.

9.4.12 Holders of LTIP Units shall not be entitled to the Redemption Rights provided for in Section 9.4 of this Agreement, unless and until such LTIP Units have been converted into Common Units. Notwithstanding the foregoing, and except as otherwise permitted by the Vesting Agreement or any award document, plan or other agreement pursuant to which an LTIP Unit was issued, without the consent of the General Partner, the Redemption Rights shall not be exercisable with respect to any Common Unit issued upon conversion of an LTIP Unit until two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply (i) if the Redemption Right is exercised by an LTIP Unit holder in connection with a transaction that falls within the definition of a “Change in Control” under the agreement or agreements pursuant to which the LTIP Units were issued to such holder or (ii) in connection with a mandatory conversion in connection with a Capital Transaction as described in Section 12.1 of Exhibit D and Exhibit J.

9.4.13 The General Partner may assign its rights and obligations under this Section 9.4 to CCI.

9.4.14 Unless the Partnership shall determine that the publicly traded partnership rules in Section 7704 do not apply, the Partnership shall not purchase more than 10% in the aggregate of the total Common Units (other than those excluded by Regulation Section 1.7704-1(k)(1)(ii)) of the Partnership per annum reduced by the percentage of any transfers made under Regulation Sections 1.7704-1(g) or transfers that do not qualify for safe harbor treatment under the Regulations (which excludes private transfers described in Regulation Section 1.7704-1(e)).

6. Section 10.6 of the Agreement shall be deleted in its entirety.

7. Exhibit B of the Agreement shall be replaced with the Exhibit B attached hereto.

8. Exhibit D shall be revised to change the limit on the number of CROP LTIP Units from 2,000,000 to 8,000,000.

9. As amended hereby, the Agreement shall continue in full force and effect.

10. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.

11. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

12. Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

GENERAL PARTNER:
Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company
By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	President

SPECIAL LIMITED PARTNER:
CC Advisors—SLP, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen
Name:	Gregg Christensen
Title:	Chief Legal Officer

LIMITED PARTNERS:

Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 9.2 and Section 14 of the Sixth Amended and Restated Limited Partnership Agreement, as amended

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc.,
a Maryland corporation, its sole member

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	President

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 9.4 of the Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP (as amended, the “Agreement”), the undersigned hereby irrevocably (i) presents for redemption Common Units in Cottonwood Residential O.P., LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 9.4 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or
Tax I.D. Number:

1623209692.7